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                                                                  EXHIBIT 23.1.3

                                King & Spalding
                              191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                             Telephone 404/572-4600
                             Facsimile 404/572-5100

      Direct Dial:                                            Direct Fax:
      404/572-4600                                            404/572-5100

                                February 4, 1999

Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205

     Re:       Consent
               -------

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference of our opinion dated January 22, 1999, filed as Exhibit 8.1 to Amendment No. 1 to your Registration Statement on Form S-3 (Registration No. 333-64241) (the "Registration Statement") as an exhibit to your Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 (the "462(b) Filing") relating to the public offering covered by the Registration Statement and the 462(b) Filing, and to the reference of our name under the caption "Certain Federal Income Tax Consequences" in the Prospectus contained in the Registration Statement, which is incorporated by reference into the 462(b) Filing.

     In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    /s/ King & Spalding

                                    KING & SPALDING